Exhibit 10.27
AMENDMENT NO. 2 TO CREDIT AGREEMENT AND WAIVER
This Amendment No. 2 to Credit Agreement and Waiver (this “Amendment”) is entered into as of February 20, 2009 between and among Furniture Brands International, Inc., a Delaware corporation (“Furniture Brands”), Broyhill Furniture Industries, Inc., a North Carolina corporation (“Broyhill”), HDM Furniture Industries, Inc., a Delaware corporation (“HDM”), Lane Furniture Industries, Inc., a Mississippi corporation (“Lane”), Thomasville Furniture Industries, Inc., a Delaware corporation (“Thomasville”, and, together with Furniture Brands, HDM, Broyhill and Lane, each a “Borrower,” and, collectively, the “Borrowers”), the other Loan Parties, JPMorgan Chase Bank, N.A., individually and as Administrative Agent (the “Administrative Agent”) and the other financial institutions party hereto.
RECITALS
A. The Borrowers, the other Loan Parties, the Lenders and the Administrative Agent are party to that certain Credit Agreement dated as of August 9, 2007, as amended (the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.
B. The Borrowers, the other Loan Parties and the Administrative Agent are party to that certain Security Agreement dated as of August 9, 2007, as amended (the “Security Agreement”).
C. The Borrowers, the other Loan Parties, the Administrative Agent and the undersigned Lenders wish to amend the Credit Agreement and waive certain provisions thereof and of the Security Agreement on the terms and conditions set forth below.
Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
(a) Section 4.02(c) of the Credit Agreement is hereby deleted and replaced with the following:
(c) after giving effect to any Borrowing or the issuance of any Letter of Credit, Availability (determined by reference to the most recently delivered Borrowing Base Certificate) is not less than (x) the Trigger Amount at all times that the Borrowers are making weekly financial deliveries pursuant to Section 5.01(o) (unless the Borrowers have demonstrated in advance to the Administrative Agent compliance with all requirements related to the Trigger Amount) or (y) the Changeover Amount at all other times (unless the Borrowers have demonstrated in advance to the Administrative Agent compliance with all requirements related to the Changeover Amount).

(b) Section 5.01 of the Credit Agreement is hereby amended by deleting the word “and” at the conclusion of clause (m), deleting clause (n) and inserting in its place the following:
(n) within 30 days after the end of each fiscal month (other than a fiscal month ending as of the end of a fiscal quarter of the Company), the Company’s consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects (to the best knowledge of such Financial Officer) the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(o) not later than 12:00 noon New York time on the Friday immediately following the end of the second fiscal week of every fiscal month commencing on and including March 13, 2009 (or, to the extent that (x) the Borrowers are at the applicable time subject to the requirements of the Changeover Amount or (y) the Borrowers shall have voluntarily elected to commence reporting on a weekly basis for purposes of this clause (n), not later than 12:00 noon New York time on the Friday immediately following the end of each fiscal week), accounts receivable roll-forwards and inventory gross balances for the two fiscal week period (or, to the extent that (x) the Borrowers are at the applicable time subject to the requirements of the Changeover Amount or (y) the Borrowers shall have voluntarily elected to commence reporting on a weekly basis for purposes of this clause (n), the one fiscal week period) preceding such date, all calculated on a consolidated basis and delivered in a format similar to the accounts receivable and inventory reporting in a Borrowing Base Certificate; and
(p) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

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(d) Section 5.11 of the Credit Agreement is hereby deleted and replaced with the following:
SECTION 5.11 Appraisals. At any time that the Administrative Agent requests, the Company and the Subsidiaries will provide the Administrative Agent with appraisals or updates thereof of their Inventory from an appraiser selected and engaged by the Administrative Agent following consultation with the Company, and prepared on a basis reasonably satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations; provided, however, that if no Event of Default has occurred and is continuing, only two such appraisals per calendar year shall be at the expense of the Loan Parties.
(e) Section 6.12 of the Credit Agreement is hereby deleted and replaced with the following:
SECTION 6.12 Financial Covenant. The Borrowers will not permit the Fixed Charge Coverage Ratio, determined for any period of twelve consecutive months ending on the last day of any such period, to be less than 1.10 to 1.00; provided, however, that the foregoing covenant shall be applicable only during the Covenant Period. “Covenant Period” means, relative to each day on which Availability is less than the Trigger Amount (as defined below), the period commencing on and including the last day of the most recent twelve month period for which financial statements have been delivered pursuant to Section 5.01 (a), (b), (c) or (n) and ending on the first day thereafter on which Availability has exceeded the Trigger Amount for 90 consecutive days. Determinations under this covenant shall be made on a trailing twelve month basis. “Trigger Amount” means an amount equal to the greater of (a) $62,500,000 and (b) 12.5% of the total Commitments.
2. Waiver. The Administrative Agent and the undersigned Lenders hereby waive (a) any breach of Section 4.10 of the Security Agreement arising solely out of Furniture Brands Retail Operations, Inc. having changed its name to Furniture Brands Resource Company, Inc. without satisfying the notice and acknowledgement requirements of Section 4.10 of the Security Agreement, (b) any Default or Event of Default under the Credit Agreement or any other Loan Document relating solely to such breach, and (c) any Default or Event of Default under the Credit Agreement arising out of a breach of the representation and warranty set forth in the second sentence of Section 3.10 thereof which (i) arises out of the making or deemed making of such representation and warranty on or after the date hereof and prior to the later of (x) February 28, 2010 and (y) the earlier of (A) January 1, 2011 and (B) the date upon which the “Transition Funding Rule”, as implemented pursuant to the Worker, Retiree, and Employer Recovery Act of 2008 (H.R. 7327), shall no longer be in effect with respect to the Borrower’s Plans.

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3. Representations and Warranties of the Loan Parties. Each of the Loan Parties represents and warrants that:
(a) The execution, delivery and performance by the Loan Parties of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Loan Parties enforceable against the Loan Parties in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally;
(b) After giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement (treating this Amendment and the Credit Agreement as amended hereby as “Loan Documents” for purposes thereof) is true and correct in all material respects on and as of the date hereof as if made on the date hereof (except that any representation or warranty that relates to a specific date shall be true and correct in all material respects as of such date);
(c) The Borrower’s Plans are eligible for relief under the Transition Funding Rule referred to above; and
(d) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
4. Effective Date. This Amendment shall become effective as of the date first set forth above upon the execution and delivery hereof by the Loan Parties, the Required Lenders, and the Administrative Agent (without respect to whether it has been executed and delivered by all the Lenders).
5. Reaffirmation. Each of the undersigned Loan Guarantors hereby unconditionally consents to the terms of this Amendment and fully ratifies and affirms its respective obligations under Article X of the Credit Agreement, taking into account this Amendment.
6. Reference to and Effect Upon the Credit Agreement and the Security Agreement
(a) Except as specifically amended above, the Credit Agreement, the Security Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement, the Security Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement, the Security Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

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7. Costs and Expenses. The Borrowers hereby affirm their obligations under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.
8. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of Illinois.
9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.
[signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

LOAN PARTIES:

FURNITURE BRANDS INTERNATIONAL, INC.
BROYHILL FURNITURE INDUSTRIES, INC.
LANE FURNITURE INDUSTRIES, INC.
THOMASVILLE FURNITURE INDUSTRIES, INC.
ACTION TRANSPORT, INC.
BROYHILL TRANSPORT, INC.
BROYHILL RETAIL, INC.
BROYHILL HOME FURNISHINGS, INC.
THOMASVILLE RETAIL, INC.
HDM RETAIL, INC.
FAYETTE ENTERPRISES, INC.
HDM FURNITURE INDUSTRIES, INC.
HDM TRANSPORT, INC.
LANEVENTURE, INC.
MAITLAND-SMITH FURNITURE INDUSTRIES, INC.
MAITLAND-SMITH HOME FURNISHINGS, INC.
THE LANE COMPANY, INCORPORATED
LANE HOME FURNISHINGS RETAIL, INC.
THOMASVILLE HOME FURNISHINGS, INC.
FURNITURE BRANDS RESOURCE COMPANY, INC.

By:	/s/ Steven G. Rolls
	Name:	Steven G. Rolls
	Title:	Senior Vice President and Chief Financial Officer of Furniture Brands and Assistant Financial Officer of each other Loan Party on behalf of each of the above Loan Parties

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent
By:	/s/ Mac Banas
	Name:	Mac Banas
	Title:	Vice President

BANK OF AMERICA, N.A.
By:	/s/ Marina Kruglik
	Name:	Marina Kruglik
	Title:	AVP, Client Manager

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL)
By:	/s/ Dan Laven
	Name:	Dan Laven
	Title:	Vice President

WELLS FARGO FOOTHILL, LLC
By:	/s/ Matt Harbour
	Name:	Matt Harbour
	Title:	Vice President

THE CIT GROUP/ COMMERCIAL SERVICES, INC.
By:	/s/ Dan Upchurch
	Name:	Dan Upchurch
	Title:	Vice President

FIFTH THIRD BANK, A MICHIGAN BANKING CORPORATION
By:	/s/ Robert M. Sandler
	Name:	Robert M. Sandler
	Title:	Vice President

UPS CAPITAL CORPORATION
By:	/s/ John Holloway
	Name:	John Holloway
	Title:	Director, Portfolio Manager